UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2024, Matt Henson, the Chief Human Resources Officer of Monro, Inc. (the “Company”) and the Company agreed that he would leave his position, effective as of March 30, 2024, the end of the Company’s fiscal year (“fiscal 2024”). Pursuant to the terms of Mr. Henson’s Employment Agreement with the Company, dated July 6, 2021, the Company entered into a separation agreement with Mr. Henson on February 27, 2024 (the “Agreement”). Under the Agreement, the Company agreed to pay Mr. Henson severance payments equal to one year of his base salary over a 12-month period and the pro rata portion of any bonus earned for fiscal 2024 under the Company’s annual incentive bonus plan. In addition, the vesting of any unvested restricted stock units and unvested options held by Mr. Henson will be accelerated, and the options will remain exercisable for a period of 90 days. Any performance vesting equity awards issued to Mr. Henson will be eligible to vest on a pro rata basis based on the period of time Mr. Henson was employed during the performance period and the Company’s achievement of the applicable performance goals, all in accordance with the other terms of any such plan or grant. A copy of the Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending March 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

February 29, 2024	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President – Chief Legal Officer and Secretary